EXHIBIT 10.2
SUPPORT AGREEMENT
This Support Agreement (this “Agreement”), dated as of October 31, 2023, by and among Ontrak, Inc., a Delaware corporation (the “Company”), and the stockholders listed on the signature page hereto under the heading “Stockholders” (“Stockholders”).
WHEREAS, the Company and Acuitas Capital LLC (“Purchaser”) entered into that certain Fifth Amendment to Master Note Purchase Agreement, dated as of April 15, 2022, among the Company, as issuer, certain of its subsidiaries, as guarantors, Purchaser and the collateral agent party thereto, as previously amended (the “Fifth Amendment”), when provides for (a) modifications to the securities previously sold under such Master Note Purchase Agreement (as amended, the “Keep Well Agreement”); (b) the conversion of certain secured notes issued to Purchase pursuant to the Keep Well Agreement, and (c) the investment by Purchaser in a private placement transaction by the Company (the “Private Placement”);
WHEREAS, the Company and certain Buyers intend to enter into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of the effective date of the Registration Statement (as defined in the Fifth Amendment), pursuant to which, among other things, the Company will issue and sell to the Buyers, and the Buyers will subscribe for and purchase from the Company, shares of its Common Stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock;
WHEREAS, as shown on Appendix A attached hereto, Stockholders will own a majority of the outstanding voting shares of the common stock of the Company immediately following the conversion of Senior Secured Convertible Notes as contemplated by the Fifth Amendment; and
WHEREAS, as a condition to the Company’s willingness to enter into the Fifth Amendment and the willingness of the Buyers to enter into the Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transactions”), the Company and the Buyers have required that Stockholders agree, and in compliance with the Fifth Amendment and in order to induce the Buyers to enter into the Purchase Agreement, Stockholders have agreed, to enter into this Agreement with respect to (i) all the shares of Common Stock now owned and which may hereafter be acquired by Stockholders or their respective controlled affiliates and (ii) any other securities, if any, which any Stockholder or its controlled affiliates is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of stockholders of the Company (the securities described in clauses (i) and (ii) above, the “Covered Securities”).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
VOTING AGREEMENT OF THE STOCKHOLDERS
SECTION 1.01. Voting Agreement. Stockholders hereby agree that, during the period commencing with the execution and delivery of this Agreement and continuing until the termination of this Agreement in accordance with Section 4.01, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders proposed by the Company, with respect to any of the following, Stockholders shall: (a) vote all of the Covered Securities that such Stockholder or its controlled affiliates are entitled to vote thereon in favor of, or consent on behalf of itself and all of its controlled affiliates to, all of the corporate actions subject to Stockholder Approval (as defined in the Fifth Amendment), as described in Section 7.1 of the Fifth Amendment; and (b) vote all of the Covered Securities that such Stockholder or its controlled affiliates are entitled to vote thereon against, or decline (on behalf of itself and all of its controlled affiliates) to consent to, any proposal or any other corporate action or agreement that would result in a breach by Purchaser of the Keep Well Agreement or impede, delay or otherwise adversely affect the consummation of the transactions contemplated by the Purchase Agreement or any similar agreements entered into by the Company and the Buyers in connection with the Private Placement (the “Private Placement Agreements”). Stockholders acknowledges receipt and review of a copy of the form of Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement) that are included with the Registration Statement.
SECTION 1.02. Voting on Other Matters. Notwithstanding anything in Section 1.01 to the contrary, (a) Stockholders shall not be required to vote or execute written consents with respect to the Covered Securities to approve any amendments or modifications of any of the Private Placement Agreements or other Transaction Documents, or take any other action that could result in the amendment or modification of any of the Private Placement Agreements or other Transaction Documents, or a waiver of a provision thereof, and (b) Stockholders shall remain free to vote or execute consents with respect to the Covered Securities with respect to any matter not covered by Section 1.01 in any manner that such Stockholder deems appropriate.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS
Each Stockholder hereby represents and warrants, severally but not jointly, to each of the Buyers as follows:
SECTION 2.01. Authority Relative to This Agreement. Each Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.
SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any foreign, federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Covered Securities are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, charge, pledge, option, security interest, encumbrance, tax, right of first refusal, preemptive right or other restriction (each, a “Lien”) on any of the Covered Securities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Covered Securities are bound, except, in the case of clauses (i) and (ii) above, any such conflict, breach, default, termination, amendment, acceleration, cancellation or Lien that would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impair such Stockholder’s ability to perform its obligations hereunder.
(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.
SECTION 2.03. Title to the Stock and Convertible Notes. As of the date hereof, such Stockholder is the owner of the number of shares of Common Stock or balance outstanding of Senior Secured Convertible Notes set forth opposite its name on Appendix A attached hereto. Such shares of Common Stock represent all the Common Stock owned, either of record or beneficially, by Stockholder as of the date hereof, other than the Senior Secured Convertible Notes and warrants to purchase Common Stock that have not been exercised as of the date hereof. Such shares of Common Stock or Senior Secured Convertible Notes, as applicable, are owned free and clear of all Liens or limitations on such Stockholder’s voting rights of any nature whatsoever, except for (a) the limitations or restrictions under this Agreement, (b) any limitations or restrictions imposed under applicable securities laws, (c) any restrictions on ownership and transfer of securities contained in the Company’s certificate of incorporation or (d) any limitations or restrictions that would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impair such Stockholder’s ability to perform its obligations hereunder. No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to any of the Covered Securities.
ARTICLE III
COVENANTS
SECTION 3.01. No Disposition of Stock. Each Stockholder hereby covenants and agrees that, until the termination of this Agreement in accordance with Section 4.01, except as contemplated by this Agreement, such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate, pledge or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any Lien or limitation on such Stockholder’s voting rights of any nature whatsoever (other than any limitations or restrictions imposed under applicable securities laws) with respect to the Covered Securities; provided, however, that such Stockholder may assign, sell or transfer any Covered Securities provided that the recipient of such Covered Securities has delivered to the Company a written agreement in a form reasonably satisfactory to the Company that the recipient shall be bound by, and the Covered Securities so transferred, assigned or sold shall remain subject to this Agreement.
SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and such Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Lien on any of the Covered Securities unless the provisions of Section 3.01 have been complied with.
ARTICLE IV
MISCELLANEOUS
SECTION 4.01. Termination. This Agreement shall automatically terminate without further action and shall have no further force and effect upon the earliest to occur of (a) the date that the Company obtains the Stockholder Approval (as defined in the Fifth Amendment), (b)

following effectiveness of the Registration Statement and entry into the Purchase Agreement, the termination of the Purchase Agreement in accordance with its terms.
SECTION 4.02. Further Assurances. Stockholders will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.
SECTION 4.03. Third Party Beneficiary; Specific Performance. Each Buyer is an express third-party beneficiary of this Agreement and shall have the right to enforce this Agreement against the Company and Stockholders as if each such Buyer was a party hereto. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Buyers (without being joined by any other Buyer) and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained herein and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
SECTION 4.04. Entire Agreement. This Agreement, together with the Keep Well Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.
SECTION 4.05. Amendment. The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company, without the prior written consent of all Stockholders and the Buyers.
SECTION 4.06. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
SECTION 4.07. Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address set forth on the signature pages to this Agreement (and service so made shall be deemed complete three days after the same has been posted) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
SECTION 4.08. No Recourse. All actions (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against (and are those solely of) the persons that are expressly identified as parties to this Agreement in the preamble to this Agreement. No other person, including any former, current or future equity holder, controlling person, director, officer, employee, member, partner, manager, agent, attorney, representative or affiliate of any party hereto, or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent, attorney, representative or affiliate of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach.

[Signature page follows.]

IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement as of the date first written above.
COMPANY:

ONTRAK, INC.

By: /s/ Brandon H. LaVerne
Name: Brandon H. LaVerne
Title: Interim Chief Executive Officer and Chief Operating Officer

[Company Signature Page to Ontrak Support Agreement]

STOCKHOLDERS:

ACUITAS GROUP HOLDINGS, LLC

By: /s/ Terren S. Peizer
Name: Terren S. Peizer
Title: Chairman

ACUITAS CAPITAL LLC

By: /s/ Terren S. Peizer
Name: Terren S. Peizer
Title: Chairman

[Stockholders Signature Page to Ontrak Support Agreement]

APPENDIX A

Stockholder	Voting Shares of Common Stock Owned	Outstanding Balance of Senior Secured Convertible Notes	Percent of Voting Shares of Common Stock Owned by Stockholder Giving Effect to Notes Conversion as Contemplated by Fifth Amendment[1]
Acuitas Group Holdings, LLC	1,981,989	$0	8.7%

Acuitas Capital LLC (pre-Notes Conversion)	--	$ 23,060,561.84

Acuitas Capital LLC (post-Notes Conversion1)	17,845,069	$7,000,000[2]	78.4%

Controlled Affiliates	--	--	--

Total (post-Notes Conversion1):	19,827,058	$7,000,000[2]	87.1%

1 Gives effect to the initial Notes Conversion prior to Stockholder Approval, assuming a conversion price of $0.90. Does not give effect to conversion or exercise of any other outstanding securities of the Company or to additional shares to be issued following Stockholder Approval in respect of the Notes Conversion.
2 Purchaser has committed to invest $5,000,000 of this Amount in the Private Placement, so that $2,000,000 of Senior Secured Convertible Notes will be outstanding following the Private Placement.